EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated as of June 11, 1996, between
TELEMUNDO GROUP, INC., a Delaware corporation (the
"Company"), and DONALD J. TRINGALI (the "Executive").

     Section 1.  Employment and Term.  The Company agrees to
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employ the Executive and the Executive agrees to serve as an employee of the Company with the duties set forth in Section 2 for a term (the "Term") beginning as of June 11, 1996 (the "Commencement Date") and ending at the close of business on February 27, 1998 any earlier date of termination under
Section 6 or any later date of termination after extension under Section 7 (the "Termination Date").

     Section 2.  Duties.  The Executive agrees during the
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Term to serve as Executive Vice President of the Company,
which office shall become effective upon the election by the Board of Directors. The Executive agrees to use his best efforts to promote the interest of the Company, subject at all times to the direction of the President and Chief Executive Officer of the Company (the "President"), to whom the Executive shall report. The Executive agrees to devote his entire business time and attention, with undivided loyalty, to the performance of such duties.

     Section 3.  Consideration; Salary and Bonus During Term.
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     (a)  Consideration.  The consideration for entering
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          into this Agreement shall be the performance of
          services by the Executive pursuant to this Agreement and the employment of the Executive by the Company as well as the payments and benefits provided under this Agreement.

     (b)  Salary.  The Company shall pay salary to the
          ------
          Executive at the annual rate of $320,000 during the period from the date hereof through February 27, 1997, and, at the rate of $350,000, during the period from February 28, 1997 through February 27, 1998, to be paid (subject to required withholdings) in accordance with the Company's regular payroll practices.

     (c)  Bonus.  During the Term, the Executive will be
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          eligible for a bonus each year in an amount
          computed in accordance with Exhibit A hereto. Bonuses hereunder shall be paid at the times bonuses are customarily paid to the Company's executives. Except as set forth in the last sentences of Sections 6(b) and 6(c), the Executive must be employed by the Company on the last day of the calendar year to receive a bonus for such year.

     Section 4.  Vacations.  The Executive shall be entitled
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during the Term to vacations in accordance with the policies of the Company, except that he shall be entitled to three weeks of vacation per calendar year during the first year of employment hereunder and four weeks of vacation per calendar year during the second year of employment (pro rata for partial years). The Company shall not pay the Executive any additional compensation for any vacation time not used by the Executive. To the extent that the Executive cannot take his vacation as a result of the request of the President of the Company, he may carry such unused vacation over to the following calendar year.

     Section 5.  Fringe Benefits.  During the Term, the
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Executive shall enjoy the benefits, including, without
limitation, participation in medical insurance, group term life insurance and retirement and savings plans, and salary continuation benefits, customarily afforded to executives of the Company in positions comparable to the Executive's. Nothing in this Agreement shall restrict the right of the Company generally to amend, modify or terminate any such benefits for executives in positions comparable to the Executive's, but at no time shall they be less favorable to the Executive than those generally afforded to executives with lower level positions than the Executive.

     Section 6.  Termination.
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     (a)  The Company may terminate this Agreement for
          Cause as determined by the President. "Cause" means the Executive's willful misconduct in the performance of (or failure to perform) his duties hereunder; the Executive's fraudulent or unlawful behavior whether or not in connection with his employment; or the Executive's grossly negligent performance of his duties hereunder. Upon the effective date of termination under this Section
          6(a), the obligations of the parties under this Agreement shall cease, except for the obligations of the Executive contained in Sections 8 and 9.

     (b) This Agreement shall terminate immediately upon the death or other event rendering the Executive unable to perform his duties and obligations under this agreement for a period in excess of 90 days, whether or not consecutive, during the Term as determined by the President. Upon the effective date of termination under this Section 6(b), the obligations of the parties under this Agreement shall cease, except (i) the obligations of the Executive contained in Sections 8 and 9, and (ii) if the Executive would otherwise have been entitled to a bonus under Section 2(c), the Executive (or Executive's heirs, in the event of death), shall be entitled to a proportionate amount of such bonus based upon the amount of the year worked prior to termination.

     (c) If the Company terminates this Agreement other than pursuant to Section 6(a) or 6(b) or if the Executive terminates this Agreement pursuant to
          Section 6(d), then, except as provided in Section 7, the Company's sole obligation to the Executive shall be to continue to pay salary in accordance with Section 3(b) and maintain benefits in accordance with Section 5 until the Termination Date. Upon the effective date of termination under this Section 6(c), the obligations of the parties under this Agreement shall cease, except (i) the obligations of the Company under the preceding sentence and under Section 7; (ii) the obligations of the Executive contained in Sections 8 and 9, and
          (iii) if the Executive would otherwise have been entitled to a bonus under Section 3(c), the Executive (or Executive's heirs, in the event of death), shall be entitled to a proportionate amount of such bonus based upon the amount of the year worked prior to termination.

     (d) The Executive shall have the right to terminate his employment under this Agreement in the event that he suffers a Diminution of Duty (as defined below) within sixty days' of a Change of Control (as such term is defined in the Company's 1994 Stock Plan). A "Diminution in Duty" means a change in the Executive's responsibilities which represents a material demotion or material diminution from his responsibilities as in effect on the date hereof.
          A Diminution in Duty shall not be deemed to have occurred prior to the giving of written notice by the Executive to the Company specifically describing the alleged diminution or demotion, and the actions the Executive believes are necessary to cure such alleged Diminution in Duty, and the Company's failure to so cure within 15 days of receipt of such notice. The giving of such notice and the action or failure to take action by the Company shall be irrelevant in determining whether a material demotion or material diminution constituting a Diminution in Duty has in fact occurred.

     Section 7.  Intentionally Omitted.
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     Section 8.  Confidentiality.  Except as required in his
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duties hereunder, the Executive will not, directly or
indirectly, use, disseminate or disclose any Confidential Information. Upon expiration or termination of the Term, all documents, records and similar repositories of or containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by the Executive or others, will be left with the Company. "Confidential Information" means nonpublic information relating to the Company or any affiliate of the Company. Following the expiration or termination of the Term, the Executive agrees to reasonably cooperate with the Company and its affiliates with respect to matters with which the Executive was involved during the Term. This Section 8 shall survive the expiration or termination of the Term. If in connection with Executive's cooperation with respect to legal matters, it is necessary for Executive to be represented by separate counsel, the Company will pay the reasonable fees of such counsel, provided that if Executive is named as a defendant in an action or proceeding by reason of fact that he was an officer of the Company, any fees or expenses paid by the Company will be subject to procedures and rights of indemnification of officers and directors of the Company under the Company's By-Laws and the laws of the State of Delaware.

     Section 9.  Covenant Not to Interfere.   The Executive
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agrees and covenants that, for a period of one year following the expiration or termination of the Term, he will not interfere directly or indirectly in any way with the Company. "Interfere" means to influence or attempt to influence, directly or indirectly, customers, program suppliers, employees, performers or independent contractors of the Company, its subsidiaries or any of its network affiliates to restrict, reduce, sever or otherwise alter their relationship with the Company, its subsidiaries or any of its network affiliates. In the event any court having jurisdiction shall reduce the duration or scope of the covenant not to interfere set forth in this Section 9, such covenant, in its reduced form, shall be enforceable. This Section 9 shall survive the expiration or termination of the Term.

     Section 10.  Assignability, etc.  The rights and
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obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal and accordingly that he may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

     Section 11.  Notices.  All notices given hereunder shall
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be in writing and shall be sent by registered or certified
mail or delivered by hand and shall be deemed to be given on the date received. Any notice by the Company to the Executive shall be mailed or delivered to:

               Donald J. Tringali
               1551 E. Paseo Pavon
               Tucson, AZ 85718

or such other address as may from time to time be provided by
the Executive to the Company for such purposes.    Any notice
by the Executive to the Company shall be mailed or delivered to:

               Telemundo Group, Inc.
               2290 West 8th Avenue
               Hialeah, Florida  33010
               Attn.:    President and Chief Executive Officer

                    and

               Telemundo Group, Inc.
               2290 West 8th Avenue
               Hialeah, Florida  33010
               Attn.:    General Counsel

or such address or addresses as may from time to time be provided by the Company to the Executive for such purpose.

     Section 12.  Captions.  The captions in this Agreement
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are inserted for convenience only and do not constitute a
part of this Agreement.

     Section 13.  Amendments, etc.  This Agreement may be
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amended, modified or terminated only by an instrument in
writing signed by the parties hereto.

     Section 14.  Governing Law.  This Agreement is made in
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and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles. The Executive hereby consents to the jurisdiction of the courts of the State of New York.

     Section 15.  Remedies.  Each of the parties to this
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Agreement will be entitled to enforce its rights under this
Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such specific performance and/or injunctive relief shall be available without the posting of any bond or other security.

     Section 16.  Entire Agreement: Severability.  This
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Agreement constitutes the entire agreement between the
parties with respect to the subject matter hereof. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 17.  No Conflicts.  The Executive represents and
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warrants to the Company that the execution and performance of this Agreement by the Executive does not violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between the Executive and any other firm or person. The Executive shall indemnify and hold harmless the Company and its subsidiaries, shareholders, directors and officers from any and all loss, damage or expense, including attorneys' fees, arising out of any breach of the foregoing representation and warranty by the Executive.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                         TELEMUNDO GROUP, INC.


                         By:_____________________________________
                            President and Chief Executive Officer


                            ___________________________
                            Donald J. Tringali



                          EXHIBIT A
           to Agreement dated as of June 11, 1996
              between Telemundo Group, Inc. and
                     Donald J. Tringali
                   (dollars in thousands)



                Adjusted Net Contribution(1)

     % of Salary if
    Target Achieved(2)     1996 Target     1997 Targets
    -----------------      ----------      ------------
    100%                    $39,824         $47,789
     75%                    $34,630         $41,556
     50%                    $29,435         $35,322


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  (1)"Adjusted Net Contribution" means operating income plus depreciation and amortization determined in accordance with generally accepted accounting principles, without giving effect to any income, gain or loss associated with TeleNoticias del Mundo, L.P. or WSNS, but determined consistent with the accounting method for determining "Net Contribution before TeleNoticias and WSNS" on the Company's internal financial statements in prior periods and adjusted to eliminate the impact of changes in accounting principles after the date of this Agreement and of acquisitions or divestitures of operating units after the date of this Agreement if taking such operating units into account would either increase or decrease the actual Net Contribution by at least 5% of the Adjusted Net Contribution target in the year of acquisition or divestiture on an annualized basis and also adjusted to eliminate: (i) all monetary compensation paid to executive officers who are terminated during calendar year 1995 (but only such compensation paid after such termination); (ii) any legal fees and costs paid by the Company with respect to item (i); (iii) $95,000 of expenses in 1995; (iv) the expense associated with the exercise of options to acquire common stock held on March 7, 1995 by the executive officers of the Company, to the extent not in the Company's budget; (v) the expense associated with the exercise of options issued to those persons who are executive officers of the Company on March 7, 1995 in connection with their termination prior to July 1995, to the extent not in the Company's budget; (vi) direct costs incurred in the Company's bankruptcy reorganization, to the extent not included in the Company's budget; (vii) direct costs incurred in settling the Blair litigation, to the extent not included in the Company's budget; and (viii) certain contingent expenses relating to Puerto Rico as discussed between the parties, to the extent not included in the Company's budget. The adjustments set forth in clauses (i) -
     (viii) (other than clause (iii)) shall occur only when and to the extent actually expensed by the Company and to the extent considered in the calculation of Adjusted Net Contribution.

  (2)Each bonus payment shall be subject to required withholdings. For purposes of computing the bonus for the calendar year 1996, the salary shall be deemed to be $320,000 for the entire year. For subsequent years, the bonus shall be based on the actual annualized salary for that calendar year. Calculations hereunder shall be based upon data provided by the Company's Chief Financial Officer to the Chief Executive Officer, whose decision shall be final.